                            SCHEDULE 14C INFORMATION
 INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                           OF 1934 (AMENDMENT NO.   )

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                            WASHINGTON GAS LIGHT COMPANY
    ----------------------------------------------------------------------------
                  (Name of Registrant As Specified In Its Charter)

    ----------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

--------------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    3) Filing Party:

--------------------------------------------------------------------------------

    4) Date Filed:

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

[WASHINGTON GAS LOGO]

                          WASHINGTON GAS LIGHT COMPANY
                              1100 H STREET, N.W.
                             WASHINGTON, D.C. 20080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Washington Gas Light Company will be held at the Ronald Reagan Building and International Trade Center, 1300 Pennsylvania Ave., N.W., Washington, D.C. 20004, on Friday, March 2, 2001, at 1:30 p.m., for the following purposes, as more fully set forth in the annexed information statement:

          (1) To elect directors for the ensuing year;

          (2) To ratify the appointment of independent public accountants for 2001;

          (3) To transact any other business properly brought before the meeting or any adjournments thereof.

     Each holder of common stock and preferred stock is entitled to one vote for each share of that stock standing in the name of the holder on the records of Washington Gas Light Company at the close of business on January 11, 2001.

     THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                          By order of the board of directors,

                                          Douglas V. Pope
                                          Secretary
February 1, 2001

                             INFORMATION STATEMENT

                          WASHINGTON GAS LIGHT COMPANY

                                1100 H ST., N.W.
                             WASHINGTON, D.C. 20080

                                FEBRUARY 1, 2001

     This information statement is furnished in connection with the annual meeting of shareholders of Washington Gas Light Company ("the Company") to be held on Friday, March 2, 2001 and at any adjournment thereof. The meeting will be held at the Ronald Reagan Building and International Trade Center at 1300 Pennsylvania Ave., N.W., Washington, D.C. 20004 at 1:30 p.m.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Each holder of the Company's common stock and preferred stock is entitled to one vote for each share of the stock standing in the name of the holder on the records of the Company at the close of business on January 11, 2001. Outstanding voting securities as of January 11, 2001, consisted of 46,479,536 shares of common stock; 150,000 shares of Serial Preferred Stock, $4.80 Series; 70,600 shares of Serial Preferred Stock, $4.25 Series; and 60,000 shares of Serial Preferred Stock, $5.00 Series. The matters to be voted upon at the annual meeting are described in this information statement.

     As provided in the Company's bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting.

     - The eight director nominees receiving the greatest number of votes will be elected;

     - The proposal to ratify the appointment of independent public accountants must receive the affirmative vote of a majority of the shares of the Company's common stock and preferred stock present and entitled to vote at the meeting.

     As of January 11, 2001, WGL Holdings, Inc. ("WGL Holdings") owned all 46,479,536 shares of the Company's outstanding common stock. WGL Holdings intends to vote all its shares of the Company's common stock for the election of the nominees named in Proposal 1 and for the ratification of auditors named in Proposal 2. Accordingly, these matters are expected to be approved.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

At the annual meeting, eight directors are to be elected to hold office for the ensuing year.

     The Company has been informed that WGL Holdings will cast the votes of all of the outstanding shares of common stock of the Company for the election of the nominees named below, all of whom are now serving as directors. The Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, WGL Holdings has informed the Company that it will cast its votes for another nominee, or other nominees, to be selected by the board of directors.

[PHOTO]                              MICHAEL D. BARNES, age 57, is President of Handgun Control,
                                     Inc. and its affiliated Center to Prevent Handgun Violence.
                                     He was previously a partner in the Washington, D.C. law firm of Hogan & Hartson (1993-2000) and a partner with the law
                                     firm of Arent, Fox, Kintner, Plotkin & Kahn (1987-1993). Mr.
                                     Barnes was United States Representative from Maryland's 8th
                                     Congressional District from 1979 to 1987. Mr. Barnes has
                                     been a Director of Washington Gas Light Company since 1991, a Director of WGL Holdings since November 2000 and serves as
                                     Chairman of the Governance Committee.

[PHOTO]                              DANIEL J. CALLAHAN, III, age 68, is Vice Chairman and
                                     Treasurer of The Morris and Gwendolyn Cafritz Foundation.
                                     Mr. Callahan retired in 1995 as Chairman and Chief Executive
                                     Officer of USLICO Corporation, an insurance holding company.
                                     Mr. Callahan was Vice Chairman of American Security Bank
                                     from 1991-1992 and Chairman from 1985-1991. Mr. Callahan was
                                     President of MNC Financial, Inc. from 1987-1992. Mr.
                                     Callahan also is a Director of Washington Mutual Investors
                                     Fund. Mr. Callahan is Vice Chairman of the Atlantic Council,
                                     and is a former Chairman of the Greater Washington Research
                                     Center. He has been a Director of Washington Gas Light
                                     Company since 1989, a Director of WGL Holdings since
                                     November 2000 and serves as Chairman of the Human Resources
                                     Committee.

[PHOTO]                              GEORGE PATRICK CLANCY, JR., age 57, is Executive Vice
                                     President and Chief Lending Officer of Chevy Chase Bank,
                                     FSB, a position he has held since 1995. Mr. Clancy has an
                                     extensive career in banking which includes serving as
                                     President and Chief Operating Officer of The Riggs National
                                     Corporation (1985-1986) and President and Chief Executive
                                     Officer -- Signet Bank, N.A. (1988-1995). Mr. Clancy is
                                     active in several community and civic organizations,
                                     including serving as Chairman of the Public Safety
                                     Foundation; Member of the Board of Trustees of the
                                     University of Maryland College Park Foundation and Trustee
                                     of Suburban Hospital Foundation. Mr. Clancy has been a
                                     Director of Washington Gas Light Company and a Director of
                                     WGL Holdings since December 2000.

[PHOTO]                              JAMES H. DEGRAFFENREIDT, JR., age 47, is Chairman, President
                                     and Chief Executive Officer of the Company and of WGL
                                     Holdings, Inc. Mr. DeGraffenreidt previously served as
                                     President and Chief Operating Officer of Washington Gas
                                     Light Company (1994-1998); President and Chief Executive
                                     Officer (1998); Chairman and Chief Executive Officer
                                     (1998-2000) and was elected to his present position
                                     effective July 1, 2000. Mr. DeGraffenreidt serves on
                                     numerous boards, including Harbor Bank, the American Gas
                                     Association, Institute of Gas Technology, District of
                                     Columbia Chamber of Commerce, Federal City Council, MedStar
                                     Health, the Greater Washington Board of Trade, Maryland
                                     Science Center, and The Walters Art Gallery. He has been a member of the Board of Directors of Washington Gas Light
                                     Company since 1994 and a Director of WGL Holdings since
                                     January 2000.

[PHOTO]                              MELVYN J. ESTRIN, age 58, is Chairman of the Board and Chief
                                     Executive Officer of Avatex Corp., involved in medical and beauty products investments. Mr. Estrin is also Chairman of the Board and Chief Executive Officer of Phar-Mor, Inc.,
                                     retail drug stores. He is also Chairman of the Board and
                                     Chief Executive Officer of Human Service Group, Inc.
                                     (trading as Estrin International) (1983-present) and is
                                     President and a director of HSG Acquisition Co. (1986-
                                     present), both of which are private management and
                                     investment firms. Mr. Estrin is a director of Avatex
                                     Corporation, Grandbanc, Inc., Carson, Inc., Phar-Mor Inc.,
                                     iLife Systems, Inc., ChemLink, Inc., Global Household
                                     Brands, Inc., Presby, Inc. and is a managing partner of
                                     Centaur Partners, Inc. Mr. Estrin has been a Director of
                                     Washington Gas Light Company since 1991 and a Director of
                                     WGL Holdings since November 2000.

[PHOTO]                              DEBRA L. LEE, age 46, is President and Chief Operating
                                     Officer of BET Holdings II, Inc., a global multi-media
                                     company that owns and operates Black Entertainment
                                     Television and several other ventures. Ms. Lee previously
                                     was Executive Vice President and General Counsel of BET
                                     Holdings (1992-1995) and was elected to her present position in 1996. Ms. Lee serves on a number of professional and
                                     civic organizations, including the Kennedy Center's
                                     Community Board; Women in Cable, the National Symphony
                                     Orchestra Board and Brown University. Ms. Lee is also on the
                                     Board of Directors of BET Holdings II, Inc., Eastman Kodak
                                     Company and Genuity, Inc. Ms. Lee has been a Director of
                                     Washington Gas Light Company since July 2000 and a Director of WGL Holdings since November 2000.

[PHOTO]                              PHILIP A. ODEEN, age 65, is Executive Vice President of TRW
                                     Inc., a technology, manufacturing and services company. Mr.
                                     Odeen has held this position since 1998. From 1992 to 1998,
                                     Mr. Odeen was President and Chief Executive Officer of BDM
                                     International, Inc., a firm providing technical and
                                     information services to the defense, civil government and
                                     commercial business sectors. Mr. Odeen is a Director of
                                     Reynolds and Reynolds and Convergys technology companies,
                                     which assist other companies to manage information flows. He is past Chairman of the Virginia Business Council, an
                                     organization representing 40 of the largest companies
                                     operating in Virginia, and serves on the boards of various professional and community organizations. He has been a
                                     member of the Board of Directors of Washington Gas Light
                                     Company since February 1999, and a Director of WGL Holdings since November 2000.

[PHOTO]                              KAREN HASTIE WILLIAMS, age 56, is a Partner with the
                                     Washington, D.C. law firm of Crowell & Moring, where she
                                     specializes in public contract law. Prior to joining Crowell
                                     & Moring, Mrs. Williams served as Administrator for the
                                     Office of Federal Procurement Policy at the Office of
                                     Management and Budget (1980-1981) and Chief Counsel of the
                                     Senate Committee on the Budget (1977-1980). Ms. Williams is
                                     a Director of SunTrust Mid-Atlantic Bank, Charles E. Smith
                                     Residential Realty, Inc., the Federal National Mortgage
                                     Association Foundation, Continental Airlines Company,
                                     Gannett Co. and The Chubb Corporation. Ms. Williams has been a director of Washington Gas Light Company since 1992, a
                                     Director of WGL Holdings since November 2000 and serves as
                                     Chair of the Audit Review Committee.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Information on Committee Membership is as of January 11, 2001.

     The board of directors has established four standing committees:

     The Executive Committee members are: James H. DeGraffenreidt, Jr. (Chairman), Michael D. Barnes, Daniel J. Callahan, III, and Karen Hastie Williams. There are three alternate members: Melvyn J. Estrin, Philip A. Odeen and Fred J. Brinkman, who is retiring from the board on March 2, 2001. This committee may exercise all of the authority of the board of directors when the board is not in session. This committee met one time during the fiscal year which ended September 30, 2000.

     The Audit Review Committee members are: Karen Hastie Williams (Chair), Fred J. Brinkman, Daniel J. Callahan, III, George Patrick Clancy, Jr., and Philip A. Odeen. Functions of the audit review committee include recommending the independent public accountants, reviewing with the independent public accountants the financial statements and their accompanying report and reviewing the system of internal controls and the adequacy of the internal audit program. Reference is made to the Audit Review Committee Report and Charter of the Audit Review Committee, which appear later in this information statement, for a further description of the responsibilities of this committee. This committee held 5 meetings during fiscal year 2000.

     The Governance Committee members are:  Michael D. Barnes (Chairman), Philip
A. Odeen, and Karen Hastie Williams. Functions of the governance committee include maintaining a roster of persons for consideration as members of the board of directors and recommending procedures for filling vacancies on the board of directors. The governance committee will consider nominees recommended by shareholders; the name and resume of each nominee should be sent to the chairman of the governance committee. This committee held 3 meetings during fiscal year 2000.

     The Human Resources Committee members are: Daniel J. Callahan, III (Chairman), Fred J. Brinkman, Melvyn J. Estrin and Debra L. Lee. The human resources committee considers compensation and benefits for directors and officers and succession planning matters. There were 4 meetings of this committee during fiscal year 2000.

     The board of directors of Washington Gas Light Company held 7 meetings during fiscal year 2000. All directors attended at least 75% of all board and board committee meetings on which the director served, except Ms. Lee, who first joined the board on July 1, 2000, and who was unable to attend one of the two board meetings held between July 1 and September 30, 2000.

NON-EMPLOYEE DIRECTOR COMPENSATION

     The following is a summary of the compensation paid to outside directors of the Company. Outside directors of the Company also serve as directors of the Company's parent company, WGL Holdings, Inc., and accordingly, the compensation arrangements are coordinated as described below:

     - On days which both WGL Holdings, Inc. and Washington Gas Light Company boards meet, a fee of $800 is paid for attendance at the Washington Gas Light Company meeting and a fee of $400 is paid for attendance at the WGL Holdings meeting, for a total of $1,200 for attendance at both meetings.

     - Board committee meeting fees and fees for attending meetings of shareholders are paid in the same manner as board meeting fees.

     - On days when one, but not both, of the boards or committees meet, a meeting fee of $1,000 is paid for attendance at the board or board committee meeting.

     - Washington Gas Light Company pays an annual cash retainer of $20,000 for service on that board of directors.

     - WGL Holdings pays an annual retainer in the form of 800 shares of common stock of WGL Holdings for service on that board of directors.

     - Washington Gas pays an annual retainer of $3,000 to persons serving as chairs of the Washington Gas board committees. There is no separate retainer paid for service as chair of WGL Holdings board committees. As of January 11, 2001, the same persons served as chairs of both WGL Holdings and Washington Gas Light Company board committees.

BUSINESS RELATIONSHIPS WITH ASSOCIATES OF DIRECTORS

     The law firm of Crowell & Moring, with which Ms. Williams is a partner, and the law firm of Hogan and Hartson, with which Mr. Barnes was a partner until March 1, 2000, performed legal services for Washington Gas Light Company during fiscal year 2000.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the information as of January 11, 2001, regarding WGL Holdings, Inc. outstanding equity securities beneficially owned by each director, each nominee for election as a director, the executive officers named in the summary compensation table in this information statement, and all directors, nominees and executive officers as a group. No executive officer, director or nominee owns any shares of any series of preferred stock of the Company.

                                                                     AMOUNT AND NATURE   PERCENT
                                                                       OF BENEFICIAL       OF
       TITLE OF CLASS               NAME OF BENEFICIAL OWNER           OWNERSHIP(1)       CLASS
-----------------------------  -----------------------------------   -----------------   -------
Common Stock.................  Elizabeth M. Arnold................          9,296          (2)
Common Stock.................  Michael D. Barnes..................          4,706          (2)
Common Stock.................  Fred J. Brinkman...................          4,850          (2)
Common Stock.................  Daniel J. Callahan, III............          9,456          (2)
Common Stock.................  George Patrick Clancy, Jr. ........          1,500          (2)
Common Stock.................  James H. DeGraffenreidt, Jr. ......         36,009          (2)
Common Stock.................  Melvyn J. Estrin...................         11,405          (2)
Common Stock.................  John K. Keane, Jr. ................         18,498          (2)
Common Stock.................  Frederic M. Kline..................         13,187          (2)
Common Stock.................  Debra L. Lee.......................          1,600          (2)
Common Stock.................  Philip A. Odeen....................          3,400          (2)
Common Stock.................  Joseph M. Schepis..................         53,431(3)       (2)
Common Stock.................  James B. White.....................          7,046          (2)
Common Stock.................  Karen Hastie Williams..............          4,158          (2)
All directors and executive officers as a group:
Common Stock......................................................        177,233          (2)

---------------
(1) All shares are directly owned by persons shown in this table except the following shares which are owned indirectly: (a) 12,441 shares are held by executive officers in the Washington Gas Light Company Savings Plan for Management Employees, and (b) 2,000 shares are owned by Mr. Callahan's wife, and Mr. Callahan disclaims beneficial ownership of those shares.

(2) Less than 1% of class outstanding.

(3) Includes 27,615 shares which the estate of Mr. Schepis has the right to acquire through exercise of stock options within 60 days and 2,338 shares held by surviving spouse as personal representative of the estate of Mr. Schepis.

                             EXECUTIVE COMPENSATION

     The table that follows presents information about compensation for the Chief Executive Officer and the five other most highly compensated executive officers of the Company. It includes all compensation awarded to, earned by, or paid to the named executive officers for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION AWARDS
                                                                                     ------------------------------------------
                                                                                                AWARDS                PAYOUTS
                                                      ANNUAL COMPENSATION            -----------------------------   ----------
                                             -------------------------------------                      SECURITIES
             NAME AND               FISCAL                          OTHER ANNUAL     RESTRICTED STOCK   UNDERLYING      LTIP
        PRINCIPAL POSITION           YEAR     SALARY     BONUS     COMPENSATION(1)      AWARDS(2)       OPTIONS(3)   PAYOUTS(4)
----------------------------------  ------   --------   --------   ---------------   ----------------   ----------   ----------
James H. DeGraffenreidt, Jr. .....   2000    $444,000   $320,000       $  771            $      0         23,109      $143,733
  Chairman, President and            1999     415,000          0        2,643                   0         25,895             0
  Chief Executive Officer            1998     351,250    255,000        1,550             327,750(5)           0             0
Frederic M. Kline.................   2000     208,000    103,000          280                   0          6,315        41,807
  Vice President and Chief           1999     202,000          0        1,191                   0          7,353             0
  Financial Officer                  1998     180,000    110,000        1,081                   0              0             0
John K. Keane, Jr. ...............   2000     185,000     96,000          997                   0          5,617        36,370
  Senior Vice President and          1999     180,000          0        3,040                   0          6,552             0
  General Counsel                    1998     180,000     90,000        1,823                   0              0             0
James B. White....................   2000     162,500     83,000           63                   0          4,858        32,317
  Vice President                     1999     160,000          0          777                   0          5,824             0
                                     1998     155,000     65,000          720                   0              0             0
Elizabeth M. Arnold...............   2000     151,250     75,000           43                   0          4,402        20,054
  Vice President                     1999     139,000          0          159                   0          3,614             0
                                     1998     135,000     55,000          374                   0              0             0
Joseph M. Schepis.................   2000     206,455    127,000          424                   0         13,055        62,854
  President and Chief Operating      1999     280,000          0        1,920                   0         14,560             0
  Officer(6)                         1998     232,500    150,000        1,040             163,875(5)           0             0


             NAME AND                  ALL OTHER
        PRINCIPAL POSITION          COMPENSATION(1)
----------------------------------  ---------------
James H. DeGraffenreidt, Jr. .....      $6,692
  Chairman, President and                6,277
  Chief Executive Officer                6,400
Frederic M. Kline.................       6,655
  Vice President and Chief               6,277
  Financial Officer                      6,400
John K. Keane, Jr. ...............       6,692
  Senior Vice President and              6,277
  General Counsel                        6,133
James B. White....................       6,477
  Vice President                         6,277
                                         6,200
Elizabeth M. Arnold...............       5,599
  Vice President                         5,453
                                         5,175
Joseph M. Schepis.................       4,861
  President and Chief Operating          6,277
  Officer(6)                             6,400

---------------
(1) The amounts shown in the column titled "Other Annual Compensation" represent taxes paid on behalf of the named executive officer relating to group term life insurance coverage with benefits exceeding $50,000 in each listed fiscal year. The amounts shown in the column titled "All Other Compensation" represent Washington Gas Light Company's matching contributions to Washington Gas Light Company's savings plan for management employees during each of the listed fiscal years.

(2) The number and value of the aggregate restricted stock holdings at the end of fiscal year 2000 for each named executive officer were as follows:

                       NAME                         SHARES    VALUE
                       ----                         ------    -----
James H. DeGraffenreidt, Jr. .....................  18,300   $491,813
Frederic M. Kline.................................   1,900     51,063
John K. Keane, Jr. ...............................       0          0
James B. White....................................   1,100     29,563
Elizabeth M. Arnold...............................     700     18,813
Joseph M. Schepis.................................       0          0

(3) Options granted to purchase shares of WGL Holdings, Inc. common stock.

(4) The amounts in this column represent the value of performance shares granted under the 1999 Incentive Compensation Plan for the 16-month performance period ending September 30, 2000. Based on the Company's total shareholder return relative to its peer group, shares were awarded based on 130 percent of the target grant. The September 29, 2000 closing stock price of $26 7/8 was used to determine the value of the payment.

(5) Restricted stock awards are reported at the aggregate market value on the date of the grant. The number of restricted shares granted in fiscal year 1998 to Messrs. DeGraffenreidt and Schepis was 12,000 and 6,000, respectively. The shares were granted on January 1, 1998 and vest at the rate of 20% each year for five years beginning January 1, 1999. The market value on the grant date was

    $27.3125 per share. The vesting schedule may accelerate in connection with a change of control as defined in the Company's Long-Term Incentive Compensation Plan. Dividends are paid on restricted shares from the effective date of the awards. All of Mr. Schepis' remaining restricted shares were forfeited in fiscal year 2000 at the date of his death.

(6) Information provided for Mr. Schepis includes all compensation awarded to, earned by, or paid to him through June 3, 2000, the date of his death.

     Executive officers of the Company participate in a trusteed, noncontributory pension plan covering all active employees and vested former employees of Washington Gas Light Company. Executive officers also participate in a Supplemental Executive Retirement Plan. Upon normal retirement (age 65), each eligible participant is entitled under the supplemental executive retirement plan to an annual benefit that is based on both years of benefit service (up to a maximum of 30 years) and the average of the participant's highest rates of annual basic compensation, including any short-term incentive awards paid or deferred under the Executive Incentive Compensation Plan and the Company's 1999 Incentive Compensation Plan (the "1999 Incentive Compensation Plan"), or any successor plan, on December 31 of the three years out of the final five years of the participant's service as a participant. Participants may elect to have a portion of their Supplemental Executive Retirement Plan benefit paid in the form of a lump sum.

     The following table shows the estimated annual single life benefits payable under the pension plan and Supplemental Executive Retirement Plan upon normal retirement (age 65) to executive officers in various salary and years-of-service classifications:

                   FINAL                        YEARS OF BENEFIT SERVICE
                  AVERAGE                    ------------------------------
               COMPENSATION                     10         20         30
-------------------------------------------  --------   --------   --------
$200,000...................................  $ 40,000   $ 80,000   $120,000
 400,000...................................    80,000    160,000    240,000
 600,000...................................   120,000    240,000    360,000
 800,000...................................   160,000    320,000    480,000

     Each of the five continuing executive officers named above in the summary compensation table has 30 years of benefit service except Mr. DeGraffenreidt who has 23 years of benefit service and Ms. Arnold who has 28 years of benefit service. Benefits shown in the above table are not subject to reductions for social security.

EMPLOYMENT AGREEMENTS

     Washington Gas Light Company has employment agreements with Messrs. DeGraffenreidt, Kline, Keane and White and Ms. Arnold. The agreements with these officers will be effective during the period of one year prior to, and two years following, a change of control of WGL Holdings or Washington Gas Light Company. A change of control is generally defined in these agreements as one of the following:

     - acquisition of 30% or more of the voting stock of WGL Holdings or Washington Gas Light Company;

     - a change in the majority of the board of directors of WGL Holdings; and

     - a merger, reorganization, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas Light Company.

     From the change of control to its second anniversary, the executive's position, duties and responsibilities must be commensurate with the most significant of those held, exercised and assigned at the time during the 120-day period immediately preceding the change of control. The executive agrees to devote reasonable attention and time necessary to the respective company's business affairs.

     During the one year prior and two years following a change of control the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change of control or available after the change of control if more beneficial.

     Base salary is defined as an amount equal to twelve times the highest monthly base salary paid or payable during the 12-month period immediately preceding the change of control. The annual incentive is an amount at least equal to that available to peer executives of Washington Gas Light Company and its affiliates.

     With respect to Messrs. DeGraffenreidt, Kline and Keane, and Mrs. Arnold, if the executive is terminated during the effective period for reasons other than cause, or if the executive resigns for good reason, the executive is entitled to severance pay equal to three times the sum of the executive's annual base salary, plus the highest of the executive's annual incentive actually earned for the last three full fiscal years. Also the executive is entitled to an extension of other employment benefits for three years. Mr. White is entitled to the same benefit, except that the severance payment is two times the sum of the executive's annual base salary, plus the highest of the executive's annual incentive actually earned for the last three full fiscal years. The extension of other employment benefits for Mr. White is for two years. Payments under these agreements may be increased for any excise taxes payable under the Internal Revenue Code.

     "Good reason" is defined differently in these agreements based on the position the named officer holds. The term includes one or more of the following provisions:

        (1) the assignment to the executive of any duties inconsistent in any material respect with the executive's position;

        (2) any failure by Washington Gas Light Company to comply with any of the general employment provisions of the agreement;

        (3) if there is a change of control, merger, acquisition or other similar affiliation with another entity, and the executive does not continue in the position of Chief Executive Officer of the most senior resulting entity;

        (4) if there is a change of control, merger, acquisition or other similar affiliation with another entity, and the executive does not continue in his or her existing position or a more senior position of the most senior resulting entity;

        (5) failure by Washington Gas Light Company to reimburse the executive for expenses related to a required relocation;

        (6) any required relocation of the executive more than thirty five miles from Washington, D.C.;

        (7) any purported termination by Washington Gas Light Company of the executive's employment; or

        (8) any failure by Washington Gas Light Company or any successor to comply with and satisfy the agreement.

     Following is a summary of the contract provisions indicated above that are contained in each named executive's employment agreement:

                                                    APPLICABLE
                    EXECUTIVE                       PROVISIONS
                    ---------                      -------------
James H. DeGraffenreidt, Jr. ....................  1,2,3,5,6,7,8
Frederic M. Kline................................  1,2,4,5,6,7,8
John K. Keane, Jr. ..............................  1,2,4,5,6,7,8
James B. White...................................  1,2,5,6,7,8
Elizabeth M. Arnold..............................  1,2,5,6,7,8

OPTION GRANTS

     The following table provides information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended September 30, 2000. Washington Gas Light Company utilized the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. An officer realizes value from a stock option only to the extent that the price of the WGL Holdings common stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated below. Those amounts should not be used to predict stock performance.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                    % OF TOTAL
                                                     OPTIONS
                                       NUMBER OF    GRANTED TO
                                       SECURITIES   EMPLOYEES
                                       UNDERLYING       IN       EXERCISE OR                 GRANT DATE
                                        OPTIONS       FISCAL     BASE PRICE    EXPIRATION   PRESENT VALUE
                NAME                   GRANTED(1)      YEAR       ($/SH)(2)       DATE         ($)(3)
                ----                   ----------   ----------   -----------   ----------   -------------
James H. DeGraffenreidt, Jr. ........    23,109        20.9        27.125        9/30/10       106,560
Frederic M. Kline....................     6,315         5.7        27.125        9/30/10        29,120
John K. Keane, Jr....................     5,617         5.1        27.125        9/30/10        25,900
James B. White.......................     4,858         4.4        27.125        9/30/10        22,400
Elizabeth M. Arnold..................     4,402         4.0        27.125        9/30/10        20,300
Joseph M. Schepis....................    13,055        11.8        27.125         6/3/01        60,200

---------------
(1) Options were granted to the named executive officers under the 1999 Incentive Compensation Plan at prices equal to the fair market value on the date of grant. These are nonqualified stock options that become exercisable three years after the date of grant. These options are subject to early termination upon the occurrence of events related to termination of employment. All options immediately become exercisable in the event of a change in control. With respect to Mr. Schepis, his options vested on his death on June 3, 2000 and expire on June 3, 2001, one year from the date of his death.

(2) The exercise price of options may be paid in cash, by delivery of already-owned shares of common stock of WGL Holdings, Inc. or by any other method approved by the Human Resources Committee, which administers the 1999 Incentive Compensation Plan. The Human Resources Committee could grant a "reload option" to the optionee. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the common stock of WGL Holdings, Inc. on the date the reload option is granted. One or more successive reload options could be granted by the Human Resources Committee.

(3) This represents the estimated present value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. Unless otherwise noted with respect to specific option grants in the following paragraphs, this model assumes no dilutive effects.

    The following underlying assumptions were used in developing the grant valuations:

    - an exercise price equal to the fair market value on the date of grant;

    - expected volatility of 24%;

    - an annual risk free rate of return (represents the yield of Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) of 6.3%;

    - an annual dividend yield as of the date of grant of 4.8%; and

    - a contractual exercise period for options granted of three years.

     The following table shows information regarding the unexercised options held by the named executives at September 30, 2000, the last day of the fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUES AT SEPTEMBER 30, 2000

                                                          NUMBER OF SECURITIES           VALUE OF SECURITIES
                                                         UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                  SHARES                       OPTIONS AT                    OPTIONS AT
                                 ACQUIRED                  SEPTEMBER 30, 2000           SEPTEMBER 30, 2000(1)
                                    ON       VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                --------   --------   -----------   -------------   -----------   -------------
James H. DeGraffenreidt,
  Jr. .........................     0          $0             0         49,004         $     0       $110,054
Frederic M. Kline..............     0           0             0         13,668               0         31,250
John K. Keane, Jr. ............     0           0             0         12,169               0         27,846
James B. White.................     0           0             0         10,682               0         24,752
Elizabeth M. Arnold............     0           0             0          8,016               0         15,360
Joseph M. Schepis..............     0           0        27,615              0          61,880              0

---------------
(1) The dollar values in this column are calculated by determining the difference between (a) the fair market value of WGL Holdings, Inc. common stock on September 29, 2000 (the last trading day of the fiscal year) and
    (b) the exercise price of the options multiplied by (c) the number of options with exercise prices lower than fair market value (in-the-money options).

LONG-TERM INCENTIVE PLANS -- PERFORMANCE SHARE AWARDS

     The following table provides information regarding the number and terms of performance shares awarded to the named executive officers during the fiscal year ended September 30, 2000 under the 1999 Incentive Compensation Plan. The targeted awards are based on an economic value of between 21.0% and 36.0% of the executive's base salary. The awards ultimately earned vary based on total shareholder return of WGL Holdings relative to a peer group. Median performance relative to the peer group earns awards at the targeted level. The maximum that can be earned is 200 percent of the targeted level of shares. The minimum that the executives can earn is zero shares. The performance period is generally three years.

               PERFORMANCE SHARES AWARDED IN THE LAST FISCAL YEAR
                     (FISCAL YEAR ENDED SEPTEMBER 30, 2000)

                                                                               ESTIMATED FUTURE
                                                                                PAYOUTS UNDER
                                                                         NON-STOCK PRICE-BASED PLANS
                                  NUMBER OF          PERFORMANCE OR      ----------------------------
                               SHARES, UNITS OR    OTHER PERIOD UNTIL
            NAME                 OTHER RIGHTS     MATURATION OR PAYOUT   THRESHOLD   TARGET   MAXIMUM
            ----               ----------------   --------------------   ---------   ------   -------
James H. DeGraffenreidt,
  Jr. .......................    8,609            September 30, 2002        --       8,609    17,218
Frederic M. Kline............    2,352            September 30, 2002        --       2,352     4,704
John K. Keane, Jr. ..........    2,092            September 30, 2002        --       2,092     4,184
James B. White...............    1,810            September 30, 2002        --       1,810     3,620
Elizabeth M. Arnold..........    1,640            September 30, 2002        --       1,640     3,280
Joseph M. Schepis............    1,081            September 30, 2002        --       1,081     2,162

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the board of directors has responsibility for recommending levels of executive compensation for consideration by the Company's board of directors. The objective of the executive compensation program is to provide remuneration which fairly reflects corporate performance and achievements and responsibilities of each officer. Executive compensation is also intended to provide rewards and incentives for achievement of long-term growth in shareholder value and to attract and retain experienced corporate executives.

ELEMENTS OF EXECUTIVE COMPENSATION

     The committee's philosophy is that total compensation for each of the Company's officers should be competitive with executives with similar experience and responsibility. This compensation should also reflect the individual performance of each officer as well as corporate performance.

     To accomplish these objectives, each officer's compensation is composed of base salary and elements of short-term and long-term incentive compensation. Short-term incentive compensation is "at risk," in that payment of any of this compensation depends upon performance of the individual officer and performance of the Company. Long-term incentive compensation is also "at risk" in that it relates directly to the performance of the common stock of WGL Holdings.

     Since the Company's primary business is that of a public utility, total compensation opportunities at target levels are set at the size-adjusted median of the utilities market. General industry data is also reviewed, but to date has not affected the determination of market levels.

     Companies forming the utilities market are, to the extent possible, gas and electric and gas utilities that are similar to the Company's utility business. This is not the same group of companies used in the performance graph shown in this information statement. The groups are different to the extent that the indices shown on the performance graph are published industry indexes which include companies having much more diversified operations than the Company.

     The committee has retained an independent executive compensation consultant to review the Company's executive compensation practices and policies. The independent advisor conducts an annual study of the Company's executive compensation practices and policies to determine their reasonableness and competitiveness in the relevant market. The committee meets with the independent advisor during the year to review all elements of the Company's executive compensation plans.

     The following is a description of the elements of each officer's compensation:

     Base Salary: The committee intends base salary levels of officers to be set at a level approximately equal to utility market levels for officers of similar experience and responsibility. This approach was taken to place base salaries at overall market rates, and to leave the opportunity for each officer to exceed market compensation through incentive pay. This continuing practice is designed to encourage higher levels of performance by the officers. It is seen by the committee as a way to align the interests of the officers of WGL Holdings, Inc. and Washington Gas Light Company more closely with the interests of the shareholders.

     To determine competitive compensation levels, management obtains data on executive compensation paid by other utility and non-utility companies. Based on that information and in consideration of each officer's responsibility and performance, the Chairman, President and Chief Executive Officer of the Company makes specific recommendations for salary adjustments for all officers except himself. The committee reviews these recommendations in consultation with the independent advisor retained by the committee. Based on this consultation and the data on industry compensation levels, the committee makes a final recommendation to the full board of directors as to all officers, including the Chairman, President and Chief Executive Officer (whose compensation is described further below).

     Short-Term Incentive Compensation: Short-term incentive pay opportunities are intended to encourage and to recognize high levels of performance by officers of the Company.

     For fiscal year 2000, short-term incentive compensation paid to officers was earned under the 1999 Incentive Compensation Plan. Payments could have only been made under the 1999 Incentive Compensation Plan if Washington Gas Light Company's rate of return on common stock equity exceeded a threshold amount predetermined by the board of directors. For fiscal year 2000, that threshold was an 11% rate of return on common equity. Since the Company earned a rate of return on common equity in excess of that threshold, individual awards for 2000 were allowable under the 1999 Incentive Compensation Plan. This plan was approved by shareholders at the Company's 1999 Annual Meeting of Shareholders.

     The committee determines individual awards under the 1999 Incentive Compensation Plan annually. If the rate of return on common equity threshold and any other criteria are met for payments under the 1999 Incentive Compensation Plan, the Chairman, President and Chief Executive Officer will make recommendations to the committee for awards for each officer except himself. These recommendations include evaluation of the following factors applicable to the corporation and each of the officers:

     For the corporation:

        - return on equity;

        - operation and maintenance cost per customer;

        - customer service; and

        - operational effectiveness.

     For the officers:

        - success in meeting established corporate and departmental goals;

        - managing resources within established departmental budgets;

        - effectiveness in areas of leadership, planning and teamwork;

        - peer evaluations; and

        - comparison to incentive compensation in the natural gas distribution and other industries, based on data supplied by the outside study of executive compensation.

     The committee considers the amount and basis for these recommendations in consultation with its independent advisor.

     Payouts under the 1999 Incentive Compensation Plan will be higher or lower than target depending on both corporate and individual performance. Payouts may range from 0% to 150% of target.

     Long-Term Incentive Compensation, the 1999 Incentive Compensation
Plan: The 1999 Incentive Compensation Plan replaced Washington Gas Light Company's Long-Term Incentive Compensation Plan, which expired by its terms on June 27, 1999. Outstanding grants under the Long-Term Incentive Compensation Plan will remain outstanding and will vest according to the terms of those grants. For fiscal year 2000 and future years, long-term incentive compensation awards were and will be made by the committee under terms and conditions of the 1999 Incentive Compensation Plan. On November 1, 2000, when the Company became a subsidiary of WGL Holdings, Inc., the securities of WGL Holdings, Inc. became the securities used to grant and administer the Long-Term Incentive Compensation Plan and the 1999 Incentive Compensation Plan.

     The 1999 Incentive Compensation Plan is intended to provide key personnel of the Company with additional incentives by increasing their interests in the Company and its success. The 1999 Incentive Compensation Plan promotes achievement of long-term growth of the Company by assisting in the recruiting and retention of key employees, including the officers. Under the 1999 Incentive Compensation Plan, there may be awards of stock options, restricted stock, stock appreciation rights, performance shares, bonus stock, other awards based on the value of common stock, dividend units, and cash incentives. As noted previously, short-term incentives may also be granted under the 1999 Incentive Compensation Plan. The committee is the Administrator of the 1999 Incentive Compensation Plan and has the authority to grant awards under it.

     In accordance with terms of the 1999 Incentive Compensation Plan, the committee has granted long-term compensation awards in the form of stock options and performance shares. As noted above, since the utility business is still the Company's primary business, the size of these grants was set to approximate the size-adjusted median of the utility market. The exercise price of stock options is the fair market value of the common stock on the date of grant. The stock options vest on the third anniversary of the grant and expire on the tenth anniversary of the grant. For fiscal year 2000 awards, performance shares vest on the 36-month anniversary of the date of grant and are earned only if WGL Holdings, Inc. achieves specified total shareholder return levels as compared to a peer group of companies.

      COMPENSATION OF THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     In accordance with the committee's policy, Mr. DeGraffenreidt's base salary has been set at a level approximately equal to the relevant market for positions of similar responsibilities.

     Mr. DeGraffenreidt was awarded an incentive payment under the 1999 Incentive Compensation Plan applicable to fiscal year 2000 of $320,000, which was equal to 42% of his total cash compensation for the period. This incentive payment recognizes substantial corporate achievements of the Company during the year under the executive leadership of Mr. DeGraffenreidt. These achievements include record net income applicable to common stock; an increase in earnings per average common share of 32 cents over last year and a return on common equity of 11.9%. During the year operation and maintenance expenses declined $23.7 million compared to fiscal year 1999. These achievements were attained despite weather for the year that was 5% warmer than normal.

     Long-term incentive awards in the form of stock options and performance shares were granted to Mr. DeGraffenreidt and to certain officers of the Company during fiscal year 2000 under terms of the 1999 Incentive Compensation Plan. These grants were at competitive levels based on a market study conducted by the committee's independent advisor. The shares awarded to Mr. DeGraffenreidt are shown in the Executive Compensation section of this information statement. As for other executives, the size of these grants was set to approximate the size-adjusted median of the utility market. As described above, these stock option awards under the 1999 Incentive Compensation Plan vest in three years and expire on the tenth anniversary of the date of grant. The exercise price of the stock options is the fair market value of the shares on the date of grant. Performance shares granted in fiscal year 2000 vest after 36 months. Performance shares are earned only if WGL Holdings, Inc. achieves specified total shareholder return levels compared to a group of peer companies over a three-year period.

DEDUCTIBILITY OF COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, the Company and its affiliated companies may not deduct in their consolidated income tax return compensation in excess of $1 million paid to the Chief Executive Officer and to the other four highest compensated executive officers unless it meets specific criteria for performance-based compensation. As discussed in this report, the committee intends to provide compensation that is both market and performance based. Awards under the 1999 Incentive Compensation Plan are performance-based awards and are intended to meet the Section 162(m) performance based plan requirements. The compensation program is designed to achieve full tax deductibility. However, we reserve the right to approve non-deductible compensation if we believe it is in the best interests of the Company's shareholders. All compensation paid for fiscal year 2000 was fully deductible by the Company for federal income tax purposes.

HUMAN RESOURCES COMMITTEE
Daniel J. Callahan, III (Chairman)
Fred J. Brinkman*
Melvyn J. Estrin
Debra L. Lee
---------------
* Mr. Brinkman is retiring from the Board of Directors effective March 2, 2001.

                          AUDIT REVIEW COMMITTEE REPORT

     The Audit Review Committee of the Board of Directors of the Company is comprised of five directors who are not employees of the Company. Members of the committee are independent under rules of the New York Stock Exchange. The names of the members of this committee as of the date of this information statement appear at the end of this report.

     The Audit Review Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. The committee maintains a charter that outlines its responsibilities. A copy of the committee's charter is included as Exhibit A to this information statement. The Audit Review Committee of Washington Gas Light Company met five times during FY 2000.

     The Audit Review Committee reviewed and discussed the Company's audited financial statements with management of the Company. The Audit Review Committee with the Company's internal auditor and the independent public accountants the overall scope and specific plans for their respective audits, and the adequacy of the Company's internal controls. The committee reviewed and discussed the Company's audited financial statements with management.

     The Audit Review Committee discussed with the independent public accountants those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The committee received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee discussed the independence of the independent accountants.

     Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Washington Gas Light Company Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission.

Karen Hastie Williams (Chair)
Fred J. Brinkman*
Daniel J. Callahan, III
George Patrick Clancy, Jr.
Philip A. Odeen
---------------
* Mr. Brinkman is retiring from the board of directors effective March 2, 2001.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph shows the yearly cumulative total shareholder return on Washington Gas Light Company's common stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Utility Average for the period of five years commencing September 30, 1995, and ended September 30, 2000.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
[CUMULATIVE TOTAL RETURNS CHART]

                                                                                                            DOW JONES UTILITY
                                                     WASHINGTON GAS           STANDARD & POOR'S 500              AVERAGE
                                                     --------------           ---------------------         -----------------
1995                                                     100.00                      100.00                      100.00
1996                                                     116.87                      120.34                      107.21
1997                                                     142.98                      169.00                      123.77
1998                                                     161.66                      184.28                      165.78
1999                                                     166.07                      235.55                      166.93
2000                                                     172.35                      266.82                      231.75

* Assumes reinvestment of dividends daily for Standard & Poor's 500, quarterly for the Dow Jones Utility Average and Washington Gas Light Company. This calculation is based on $100 invested on September 30, 1995.

                                   PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has been informed that WGL Holdings will cast the votes of all the outstanding shares of common stock of the Company in favor of ratification of the appointment of Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of the Company for fiscal year 2001. The appointment was made upon the recommendation of the audit review committee, which is composed of directors who are not officers or otherwise employees of Washington Gas Light Company or WGL Holdings, Inc. This firm has been similarly employed by Washington Gas Light Company since 1949. Representatives of Arthur Andersen LLP will not be present at the annual meeting unless prior to the day of the meeting the Secretary of the Company receives written notice from a shareholder addressed to the Secretary at 1100 H Street, NW; Washington, DC 20080, that the shareholder will attend the meeting and wishes to ask questions of a representative of the firm.

                                 OTHER MATTERS

     The board of directors knows of no other matters to be brought before the meeting.

     The annual report for 2000, including financial statements, was first mailed to shareholders on or about December 26, 2000.

     Upon written request, Washington Gas Light Company will furnish without charge a copy of its most recent annual report on Form 10-K. PLEASE DIRECT THESE REQUESTS TO: SHELLEY JENNINGS, TREASURER, WASHINGTON GAS LIGHT COMPANY, 1100 H ST., N.W., WASHINGTON, D.C. 20080.

                                         By order of the board of directors,

                                               Douglas V. Pope
                                                  Secretary

February 1, 2001

                                                                       EXHIBIT A

                          WASHINGTON GAS LIGHT COMPANY

                     CHARTER OF THE AUDIT REVIEW COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The audit review committee shall consist of not less than three, or more than five, members of the Board of Directors. In appointing directors to the committee, the Board shall consider the experience of potential members in financial and related matters. Members of the committee shall be "independent" as defined in the listing standards of the New York Stock Exchange.

     The primary role of the audit review committee is to provide oversight of corporate management and the external and internal auditors. In connection with performing this oversight function, the audit review committee shall have unrestricted access to all relevant internal and external information necessary to carry out its responsibilities.

     The audit review committee shall meet from time to time at the call of the chair or upon the request of any member, but in no event shall it meet less than four times each fiscal year of the company.

     The committee will meet prior to the time when the outside auditor of the company commences their work in connection with the company's annual audit, and at such meeting the auditor shall discuss with the committee the expected scope of the work it intends to do in connection with the audit. At this meeting, the outside auditor will present a copy of the most recent peer review of the firm and its response to it.

     The committee will also meet with the outside auditor at the time of the completion of the outside auditor's field work and prior to the release of the company's earnings for the year to discuss the accounting and auditing issues which have emerged in connection with the completion of the audit. At this meeting the outside auditor will discuss with the committee any significant comments it may have with respect to internal controls and will cover the following other matters:

          1. Those matters required to be disclosed under Statement on Auditing Standards Nos. 61 and 90;

          2. The auditor's conclusion with respect to the appropriateness of the accounting principles and practices used in the preparation of the financial statements, whether the estimates used in preparing the statements are appropriate, whether in general the principles and practices used in preparing the statements were satisfactory to provide for a fair presentation of the financial position, results of operations and cash flows of the company;

          3. Any significant auditing or accounting disagreements with management, whether or not they were satisfactorily resolved, about matters that individually or in the aggregate could be significant to the company's financial statements or the auditor's report;

          4. Any management services performed for the company since the beginning of the most recently completed fiscal year and any consulting services expected to be performed, including the nature of the services, the compensation paid or expected to be paid, and the effect of such services on the auditor's independence;

          5. The adoption by the company in the preparation of its financial statements of accounting principles and practices different from those used previously and whether the principles and practices adopted are suitable and appropriate;

          6. The extent to which the company has utilized derivative instruments in its business, the purposes for such use, the impact of their use on the financial statements of the company, and the risk posed by them and;

          7. Developments at the Financial Accounting Standards Board, the Auditing Standards Board, the Securities and Exchange Commission and other standard setting bodies which have or may affect the company's financial situation and financial reporting.

     The outside auditor is ultimately accountable to the Board of Directors and to the committee. The Board of Directors and the committee have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The shareholders will be asked to ratify this action on an annual basis.

     The committee will at least once a year meet in executive session with the outside auditor to discuss the company's financial personnel and their performance, the company's internal controls, and any other matters, which the auditor believes, should be brought to the attention of the committee.

     The committee shall from time to time review with the company's internal auditor the work of the internal audit department, including the adequacy of the personnel, the adequacy of the system of the company's internal controls, and other relevant matters. The Committee will also review regular reports prepared by the internal auditor and management's response to those reports.

     The committee shall take appropriate action to assure the independence of the internal auditor. No change shall be made with respect to the employment of the internal auditor without the concurrence of the committee.

     The committee will from time to time review with the financial management of the company matters which may be expected to affect significantly the information reported or to be reported to shareholders, creditors and the public.

     The committee will from time to time review legal compliance matters, including corporate securities trading practices.

     Prior to the release of the company's Annual Report to Stockholders, the committee will meet with management to discuss the financial statements and footnotes included therein, and Management's Discussion and Analysis of Financial Condition and Results of Operations as required by the Securities and Exchange Commission.

     The committee and the external auditors will review interim financial statements included in quarterly reports on Form 10-Q before they are released and filed with the Securities and Exchange Commission. When the committee so requests, the committee will receive from the external auditors or management's assurances that the financial statements have been reviewed by the external auditor and, except as otherwise indicated, are consistent with the accounting principles and practices used in preparing the financial statements of the company for the preceding fiscal year. If, in any filing, the company states that interim financial statements have been reviewed by an independent public accountant, the report of the independent public accountant on the review will be filed with the interim financial statements.

     After review and discussion of the audited financial statements with management and the external auditors, the Committee shall make a recommendation to the Board of Directors as to whether the audited financial statements should be included in the company's annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The committee shall annually review the work of the outside auditor and discuss with the auditor its independence, including receiving the written disclosures and the letter from the outside auditor required by Independence Standards Board Standard No. 1, confer with management concerning such work, and make a recommendation to the Board of Directors with respect to the engagement of an auditor to perform the company's audit during the coming year. The committee shall review with the auditor its expected fee for the forthcoming audit and shall assure that the fee is fair to the company and is compatible with a full, complete and
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professional audit. In the event that during the course of an audit or otherwise the auditor shall determine that its estimate was inaccurate, it shall discuss the matter with the committee.

     The committee shall review from time to time with the company's general counsel (and where appropriate, external counsel), internal auditor and external auditor risks to which the company is exposed, including litigation and regulatory risks, unusual economic risks, and such other risks as the committee shall wish to review.

     The chair of the committee shall report to the Board at the board meeting next following a committee meeting, and shall present such recommendations for action by the Board, as the committee shall deem appropriate.

     The committee shall monitor compliance with the company's conflict-of-interest policy and code of ethics, shall determine whether there is appropriate compliance, and shall from time to time review such policies and make recommendations for changes in them.

     The committee shall make appropriate inquiry concerning the company's electronic data processing facilities, including the protections against fraud or misuse, both internal and external.

     The committee shall have the right and power to employ at the expense of the company such persons and organizations to assist it in carrying out its duties as it shall reasonably deem to be necessary.

     The committee shall prepare for inclusion in the company's annual report to shareholders a statement with respect to its responsibilities and its activities.

     The committee shall have the power to conduct such inquiries concerning matters within its jurisdiction as it shall determine, including defalcations, dishonesty, and violations of the conflict-of-interest policies and code of ethics.

     The committee shall perform such other duties and functions as shall be directed by the Board.

     This Charter shall be reviewed and updated, as appropriate, on an annual basis.

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